Exhibit 10.3

BJ’S RESTAURANTS, INC.

EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT

(Team Member Nonqualified Stock Options)

This Stock Option Agreement is made and entered into by and between BJ’s Restaurants, Inc., a California corporation (“Company”), and the option recipient identified in the “BJ’s Restaurants, Inc. Equity Incentive Plan Notice of Grant of Stock Option” (“Grant Notice”) which is attached hereto (“Optionee”), as of the “Grant Date” set forth in the Grant Notice, with respect to the following facts:

A.The Company has adopted and the shareholders of the Company have approved the BJ’s Restaurants, Inc. Equity Incentive Plan, as heretofore amended (the “Plan”), pursuant to which the Company is authorized to grant stock options to directors, consultants and employees of the Company or any of its subsidiaries.

B.Optionee has received and reviewed a copy of the Plan.

C.Optionee is an employee of the Company or a subsidiary of the Company.

D.This Agreement is comprised of this Stock Option Agreement (this “Agreement”), and the attached Notice of Grant of Stock Option and the related Grant Summary, each of which is incorporated herein by reference.

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties agree as follows:

1.GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee a nonqualified stock option (“Option”) to purchase from the Company, at the “Option Price Per Share” set forth in the Grant Notice, the “Total Number of Shares” of the Company’s authorized and unissued or reacquired shares of common stock set forth in the Grant Notice.

2.NONQUALIFIED STOCK OPTION. The Option granted to Optionee pursuant to this Agreement is intended to be a “nonqualified stock option” and is not subject to the qualification requirements and limitations applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.ADMINISTRATION. The Plan provides that it shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) or, in the absence of such Committee, by the Board of Directors of the Company (the “Board”). The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors (as defined in the Plan) of the Company. Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan and this Agreement, to delegate administration of the Plan to subcommittees or officers of the Company, to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan and this Agreement, and to make all of the determinations necessary or advisable for administration of the Plan and this Agreement. All decisions, determinations, and interpretations of the Committee shall be final and binding on Optionee, the Company (including its Subsidiaries), any shareholder and all other persons. No administrator of the Plan shall be liable for any action or determination undertaken or made in good faith and in a manner which such person reasonably believed to be in the best interests of the Company with respect to the administration of the Plan or this Agreement. References in this Agreement to the Committee shall include the Committee (or if no Committee exists, the Board) and, to the extent the context requires, any person(s) delegated administrative authority by the Committee (or the Board) with respect to the Plan or this Agreement.

4.TERM OF OPTION. Unless earlier exercised pursuant to Section 5 of this Agreement, and except as otherwise provided in the Grant Summary or Grant Notice, the Option shall terminate on, and shall not be exercisable after, the expiration of the earliest of: (i) other than in circumstances covered by (ii), (iii), or (iv) below, three (3) months after the effective date of termination of Active Status (as defined in the Plan) of Optionee or, if Optionee is a Non- Employee Director (as defined in the Plan), six (6) months after the date Optionee ceases to be a Director or Consultant (as defined in the Plan); (ii) immediately upon termination of Optionee’s Active Status for Misconduct (as defined in the Plan); (iii) twelve (12) months after the date on which Optionee, other than a Non-Employee Director, ceased performing services as a result of his or her total and permanent Disability (as defined in the Plan); or (iv) twelve (12) months after the date of the death of Optionee whose Active Status terminated as a result of his or her death. In no event shall the Option be exercisable after ten (10) years after the “Grant Date” set forth in the Grant Notice.

5.EXERCISE.

5.1Exercisability. Subject to the terms and conditions of this Agreement, the Option shall become exercisable according to the number of shares set forth on the “Exercise Schedule” in the Grant Summary attached hereto and incorporated herein by reference. In the event the Exercise Schedule does not specify the dates the Option becomes exercisable, the Option shall become exercisable on a cumulative basis as to one-third (1/3) of the total number of shares covered thereby on the first anniversary of the date the Option is granted and an additional one-third (1/3) at the end of each consecutive one-year period thereafter until the Option has become exercisable as to all of such total number of shares. The Option may be exercised by Optionee with respect to any shares of common stock of the Company covered by the Option at any time on or after the date on which the Option becomes exercisable with respect to such shares; provided that the Option may not be exercised at any one time with respect to less than ten (10) shares of common stock of the Company, unless the number of shares with respect to which the Option is exercised is the total number of shares with respect to which the Option is exercisable at the time. To the extent Option vest and become exercisable in increments, except as may be specifically provided in the Grant Notice, Grant Summary or the specific terms of any written severance arrangement between the Optionee and the Company, the Option shall cease vesting as of the date of the Optionee’s Disability (as defined in the Plan) or termination of such Optionee’s Active Status (as defined in the Plan) for reasons other than Retirement (as defined in the Plan) or death, in each of which cases such Option shall immediately vest in full.

5.2Notice of Exercise. Optionee shall exercise the Option by delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Subsection 5.3 of this Agreement. The written notice shall set forth the whole number of shares with respect to which the Option is being exercised.

5.3Payment of Purchase Price. The purchase price for any shares of common stock of the Company with respect to which Optionee exercises the Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in cash, by check, or, at the discretion of the Committee or such other person(s) designated by the Committee for such purposes, upon such terms and conditions as the Committee (or such other person(s)) shall approve, either by (i) subject to any restrictions or limitations imposed under applicable law, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Optionee in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value (as defined in the Plan) on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof. In addition to the option exercise price, the purchase price shall include the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of the Option.

6.ISSUANCE OF SHARES. Promptly after the Company’s receipt of the written notice of election to exercise provided for in Subsection 5.2 hereof and Optionee’s payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Option is being exercised by Optionee or, in the case of a cashless exercise, for any such shares that were not sold in the cashless exercise.

6.1Registration of Shares. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of common stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date of the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

6.2Restriction on Issuance and Transfer of Shares. Shares of common stock acquired pursuant to the exercise of the Option which are not registered under the Securities Act of 1933 shall be subject to restrictions on transfer. No unregistered shares of common stock acquired pursuant to the exercise of the Option, nor any right or interest therein, may be transferred without the prior written consent of the Company, except by will or the laws of descent and distribution. Any unregistered shares acquired by exercise of the Option shall bear a legend referring to the restrictions and limitations of this Section. The Company may impose stop transfer instructions to implement such restrictions and limitations and may require the Optionee to execute a buy-sell agreement in favor of the Company or its designee with respect to all or any of the shares so acquired. In such event, the terms of such agreement shall apply to such shares.

7.FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Option.

8.NO RIGHTS AS SHAREHOLDER OR EMPLOYEE. Nothing in this Agreement shall confer upon Optionee the right to continue in service as an employee or consultant of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary employing or retaining such person), or of Optionee, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause. Except as provided in Section 9 hereof, no adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued.

9.RECAPITALIZATION OR REORGANIZATION OF COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option, and the exercise price of the Option, in the event that the number of shares of Common Stock of the Company are increased or decreased as a result of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the corporate or capital structure of the Company. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, the determination of which in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment of the Option pursuant to this Section.

Unless otherwise provided in the most recently executed agreement between the Optionee and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems, the Option may be Accelerated (as defined in the Plan) upon a Change of Control (as defined in the Plan) in certain circumstances specified in the Plan.

10.NO TRANSFER OF OPTION. Optionee may not transfer all or any part of the Option except by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Title 17, Section 240.16a-1(e) of the Code of Federal Regulations. The Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee. In the event of the death of Optionee, the Option or unexercised portion thereof, to the extent (and only to the extent) exercisable by Optionee on the date of his or her death, may be exercised by Optionee’s personal representatives, heirs, or legatees subject to the provisions of Section 4 hereof.

11.GENERAL PROVISIONS.

11.1Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

11.2Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

11.3Notices. Any notice given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed to the Company at its principal office, to Optionee at Optionee’s residence address according to the records of the Company, or at such other address as either party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given, if personally served, or ten (10) business days after mailing, if mailed.

11.4Further Acts. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

11.5Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

11.6Modification and Amendment. This Agreement may not be modified, extended, renewed or substituted without an amendment or other agreement in writing signed by the parties to this Agreement.

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